Exhibit 99.1

News Release                                         For Immediate Release

April 8, 2003
Greer State Bank                                     For Additional Information
1111 West Poinsett Street                            Contact:  Dennis Hennett
Greer, SC  29650                                     Phone:    (864)  848-5118


          Greer Bancshares Incorporated Reports First Quarter Earnings

Greer Bancshares Incorporated, the parent company of Greer State Bank, reported net income of $521,000, or 32 cents per diluted share, for the quarter ended March 31, 2003, compared to $571,000, or 35 cents per diluted share, for the first quarter of 2002, a decrease in net income of 8.75%. Total assets increased to $198,545,000 at March 31, 2003, from $192,531,000 at December 31, 2002, up
3%.

The Board of Directors of Greer Bancshares Incorporated also declared an annual cash dividend of 70 cents per share, to be paid in semi-annual payments of 35 cents per share on May 15, 2003 and November 15, 2003, to shareholders of record on April 15 and October 15 respectively.

Greer Bancshares Incorporated common stock trades on the over-the-counter market under the symbol GRBS.

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